Exhibit 10.2

RECORD AND RETURN TO:

Neil S. Morrisroe, Esq.

McLain & Merritt, P.C.

3445 Peachtree Road, N.E., Suite 500

Atlanta, Georgia  30326-1276

13CM044/SAT

STATE OF GEORGIA

COUNTY OF FULTON

DEED TO SECURE DEBT

ASSIGNMENT OF RENTS AND SECURITY AGREEMENT

THIS DEED TO SECURE DEBT, ASSIGNMENT OF RENTS, AND SECURITY AGREEMENT (hereinafter referred to as this “Deed”) made this 18th day of July, 2013, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (“Grantor”), whose address is 450 Northridge Parkway, Suite 302, Atlanta, Georgia 30350, and NORTH SPRINGS FINANCIAL, LLC, a Georgia limited liability company (“Grantee”), whose address is 3200 Cobb Galleria Parkway, Suite 150, Atlanta, Georgia 30339.

WITNESSETH:

THAT, WHEREAS, Grantor is justly indebted to Grantee in the sum of FIVE MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($5,500,000.00) in lawful money of the United States, and has agreed to pay the same, with interest thereon, according to the terms of a certain promissory note (hereinafter referred to as the “Note”) given by Grantor to Grantee, bearing even date herewith, with final payment being due on July 17, 2014 (subject to two three month extensions on the terms and conditions set forth in the Note;

NOW, THEREFORE, in consideration of the premises and of the sum hereinabove set forth, and in order to secure the indebtedness and other obligations of Grantor hereinafter set forth, Grantor has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell and convey unto Grantee, and the successors, successors-in-title and assigns of Grantee, the following property (the “Property”), to-wit:

ALL THAT TRACT OF PARCEL OF LAND LYING AND BEING IN LAND LOT 21 OF THE 17TH DISTRICT, FULTON COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED ON EXHIBIT “A” ATTACHED HERETO AND INCORPORATED HEREIN.

TOGETHER WITH all and singular, the improvements, fixtures, easements, hereditaments, rights, members and appurtenances thereunto belonging, or in anywise appertaining, including, without limitation, the buildings and improvements now or hereafter erected thereon, and the fixtures, attachments, appliances, equipment, machinery, furnishings and other articles affixed or attached to said buildings and improvements, or used or intended to be used with or in connection with the use, operation or enjoyment of the Property, including, without limitation, all building materials, electrical plumbing, heating and air conditioning systems (including window units), all built-in appliances, cabinets and lighting fixtures, including all extensions, additions, improvements, betterments, after-acquired property, renewals, replacements and substitutions, or proceeds from a permitted sale of any of the foregoing (all of the foregoing is hereinafter collectively referred to as the “Improvements and Personal Property”); and all easements, rights-of-way, strips and gores of land, streets, ways, alleys, passages, minerals, shrubs, trees or other emblements now or hereafter on said Property, or under or above the same, or any part or parcel thereof, all franchise agreements, management and all leasehold estates, usufructuary interests, and rights of Grantor in the Property, and all rights of Grantor as lessor or landlord under any lease or sublease letting or demising all or any portion of the Property or the Improvements and Personal Property, including, without limitation, the interest of Grantor in all rents and security deposits paid or to be paid thereunder; and all right or claim of Grantor with respect to insurance policies and the proceeds of insurance which Grantor now has or may hereafter acquire in the Property and the Improvements and Personal Property, and any and all awards made for the taking by eminent domain, by any proceeding or purchase in lieu thereof, of the whole or any part of the Property and the Improvements and Personal Property; and if this is a construction mortgage, all right, title and interest of Grantor in and to all construction materials, equipment, supplies and contracts.

TO HAVE AND TO HOLD all of the Property, the Improvements and Personal Property, property rights, leases, contract rights, claims and other items set forth in the preceding paragraph (all of which are collectively referred to as the “Premises”), to the use, benefit and behoof of Grantee, forever, in fee simple.

Grantor warrants that Grantor has good title to the Premises, and is lawfully seized and possessed of the Premises and every part thereof, and has the right to convey same; that the Premises are unencumbered except for those matters listed on EXHIBIT “B” attached hereto and incorporated heretofore (the “Permitted Exceptions”); and the Grantor will forever warrant and defend the title to the Premises unto Grantee against the claims of all persons whomsoever, subject only to the Permitted Exceptions.

This instrument is a deed passing legal title to the Premises pursuant to the laws of the State of Georgia governing loan or security deeds and security agreements, and is not a mortgage, as “mortgage” is defined for the purpose of the real property law of the State of Georgia, but does constitute a “construction mortgage” as defined in Section 11-9-313(1)(c) of the Official Code of Georgia if so indicated hereinabove, and is made and intended to secure (i) the payment of the indebtedness evidenced by the Note and any modifications, extensions, renewals or consolidations thereof and substitutions therefor, either in whole or in part; (ii) any and all additional advances made by Grantee to protect or preserve the Premises or the security interest created hereby on the Premises, or for taxes, assessments or insurance premiums as hereinafter provided, or for performance of any of Grantor’s obligations hereunder or for any other purpose provided herein (whether or not the original Grantor remains the owner of the Premises at the time of such advance); (iii) the performance of all obligations of Grantor under this Deed; (iv) the performance of all obligations of Grantor under any other agreements, documents or instruments evidencing, securing or otherwise relating to the indebtedness evidenced or guaranteed by the Note (the

Note, this Deed, and any and all other such loan agreements, guarantees, agreements, documents and instruments are hereinafter collectively referred to as the “Loan Documents”); and (v) any and all other indebtedness now owing or which may hereafter be owing by Grantor to Grantee, now existing or hereafter coming into existence, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due to become due, and all renewals, modifications, consolidations and extensions thereof and substitutions therefor, either in whole or in part. All of the foregoing secured hereby are collectively described herein as the “Secured Indebtedness.”

Should the Secured Indebtedness be paid according to the tenor and effect thereof when the same shall become due and payable, and should Grantor perform all covenants herein contained in a timely manner, then this Deed shall be cancelled and surrendered.

AND GRANTOR FURTHER COVENANTS AND AGREES WITH GRANTEE as follows:

1.                Payment of Secured Indebtedness.  Grantor shall pay to Grantee the Secured Indebtedness with interest thereon as provided in the Note, the Loan Documents and this Deed.

2.                Payment of Other Items.  Grantor shall pay, when due and payable, (a) all taxes, assessments, general or special, and other charges levied on, or assessed, placed or made against, the Premises, this Deed, or the Secured Indebtedness, or any interest of the Grantee in the Premises or the obligations secured hereby; (b) premiums on policies of fire and other hazard insurance covering the Premises, as required in Article 3 herein; (c) premiums on all collaterally pledged life insurance policies, if any; (d) premiums for mortgage insurance, if this Deed and the Note are so insured; and (e) ground rents or other lease rentals, if any, payable by Grantor.  Grantor shall pay to Grantee, together with and in addition to the payments of principal and interest payable under the Loan Documents on the installment-paying dates thereof, until the Secured Indebtedness is fully paid, or until notification from Grantee to the contrary, an amount reasonably sufficient (as estimated by Grantee) to provide Grantee with funds on hand to pay taxes, assessments, insurance premiums, rents and other charges next due, so that Grantee will have sufficient funds on hand to pay the same thirty (30) days before the date on which they become past due.  In no event shall Grantee be liable for any interest on any amount paid to it as herein required, and the money so received may be held and commingled with its own funds, pending payment or application thereof as herein provided.  Grantor shall furnish to Grantee, at least thirty (30) days before the date on which the same will become past due, an official statement of the amount of said taxes, assessments, insurance premiums and rents next due, and Grantee shall pay said charges to the amount of the then unused credit therefor as and when they become severally due and payable. An official receipt therefor shall be conclusive evidence of such payment and of the validity of such charges.  Grantee may, at its option, pay any of these charges when payable, either before or after they become past due, without notice, or make advances therefor in excess of the then amount of credit for said charges.  The excess amount advanced shall be secured hereby. and shall be immediately due and payable to Grantee and bear interest from date of advancement at the rate provided in the Note.  Grantee may apply credits held by it for the above charges, on account of any delinquent installments of principal or interest, or any other payments maturing or due under this Deed, and the amount of credit existing at any time shall be reduced by the amount so paid or applied.  The amount of the existing credit hereunder at the time of any transfer of the Premises shall, without assignment thereof, inure to the benefit of the successor-owner of the Premises and shall be applied under and subject to all of the provisions hereof, provided that nothing contained in this paragraph shall be deemed to authorize or to constitute Grantee’s consent to the transfer of the Premises or any portion thereof or any interest therein, including a security interest.  Upon payment in full of the Secured Indebtedness, the amount of any unused credit shall be paid over to the person entitled to receive it.

In the event of the passage of any state, federal, municipal or other governmental law, order, rule or regulation, subsequent to the date hereof, in any manner changing or modifying the laws now in force governing the taxation of deeds to secure debt or security agreements, or debts secured thereby, or the manner of collecting such taxes so as to adversely affect Grantee, Grantor will pay any such tax on or before the due date thereof. If Grantor fails to make such prompt payment or if, in the opinion of Grantee, any such state, federal, municipal, or other governmental law, order, rule, or regulation prohibits Grantor from making such payment, or would penalize Grantee if Grantor makes such payment or if, in the opinion of Grantee, the making of such payment might result in the imposition of interest beyond the maximum amount permitted by applicable law, then the entire balance of the Secured Indebtedness and all interest accrued thereon shall, at the option of Grantee, become due and payable sixty (60) days after Grantor’s receipt of notice from Grantee.

3.                Insurance.  (a) Grantor shall maintain (1) comprehensive commercial general liability insurance, covering all liabilities incident to the construction, ownership, possession and operation of the Premises, and naming Grantee as an additional insured thereunder, in an amount not less than $1,000,000.00. All such insurance shall be written in form and by companies approved by Grantee; and regardless of the types or amounts of insurance required and approved by Grantee, Grantor shall assign and deliver to Grantee, as collateral and further security for the payment of the Secured Indebtedness, all policies of insurance which insure against any loss or damage to the Premises, with loss payable to Grantee, without contribution by Grantee, pursuant to the New York Standard or other mortgagee clause satisfactory to Grantee.  Grantee is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies maintained pursuant to this Article 3, and to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses directly to Grantee, instead of to Grantor and Grantee jointly.  In the event any insurance company fails to disburse directly and solely to Grantee, but disburses instead either solely to Grantor, or to Grantor and Grantee jointly, Grantor agrees to immediately endorse and transfer such proceeds to Grantee.  Upon the failure of Grantor to endorse and transfer such proceeds as aforesaid, Grantee may execute such endorsements or transfers for and in the name of Grantor, and Grantor hereby irrevocably appoints Grantee as Grantor’s agent and attorney-in-fact so to do.  If Grantee, by reason of such insurance, receives any money for loss or damage, such amount may, at the option of Grantee, be retained and applied by Grantee toward payment of the Secured Indebtedness, or be paid over, wholly or in part (pursuant to a procedure satisfactory to Grantee), to Grantor for the repair or replacement of the Premises or any part thereof, or for any other purpose or object satisfactory to Grantee, but Grantee shall not be obligated to see to the proper application of any amount paid over to Grantor.

(b)           Not less than thirty (30) days prior to the expiration date of each policy of insurance required of Grantor hereunder, and of each policy of insurance held as additional collateral to secure the Secured Indebtedness, Grantor shall deliver to Grantee a renewal policy or policies marked “premium paid” or accompanied by other evidence of payment satisfactory to Grantee.

(c)           In the event of a foreclosure of this Deed, the purchaser of the Premises shall succeed to all the rights of Grantor, including any right to unearned premiums, in and to all policies of insurance assigned and delivered to Grantee, with respect to the Premises.

4.                Maintenance and Inspection.  Grantor shall maintain the Premises in good condition and repair, shall not commit or suffer any waste to the Premises, and shall comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Premises or any part thereof.  Grantor shall promptly repair, restore, replace or rebuild any part of the Premises now or hereafter encumbered by this Deed, which may be affected by a proceeding of the character referred to in Article 10 herein.  No part of the Premises now or hereafter conveyed as security by or pursuant to this Deed shall be removed, demolished or materially altered without the prior written consent of Grantee. Grantor shall complete, within a reasonable time, and pay for any building, structure or other improvement at any time in the process of construction on the property herein conveyed.  Grantor shall not initiate, join in or consent to any change in the private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses which may be made of the Premises or any part thereof.  Grantee and any persons authorized by Grantee shall have the right to enter and inspect the Premises at all reasonable times.

5.                Environmental Provisions.  To Grantor’s knowledge, except as otherwise expressly disclosed by Grantor to Grantee in writing on or prior to the date of this Deed, (a)no Hazardous Substance (as defined below) has been spilled, released, discharged, or disposed of, on or under the Premises by Grantor or by any third party or any predecessor in interest or title to Grantor; (b)no underground storage tanks, whether in use or not in use, are located in, on or under any part of the Premises; (c) the Premises are in compliance with all applicable local, state and federal environmental laws and regulations, and Grantor will at all times cause the Premises to continue to be in compliance therewith; (d) no notice has been received by Grantor from any governmental authority or any individual or entity claiming violation of any environmental protection law or regulation, or demanding compliance with any environmental protection law or regulation, or demanding payment, indemnity, or contribution for any environmental damage or injury to natural resources, relating in any way to the Premises, and the Grantor will notify Grantee promptly in writing if any such notice is hereafter received by Grantor; and (e) any Hazardous Substance used or produced in Grantor’s business will be used, produced, stored, and disposed of in strict compliance with all applicable environmental laws and regulations.  Grantor will notify Grantee immediately if any Hazardous Substance is spilled, released or discovered on or under the Premises, and Grantor will take or cause to be taken such remedial action and work as may be required by applicable law in order to remedy such spilled, released, or discovered Hazardous Substance and, if applicable, to obtain a certificate of remediation or other certificate of compliance from all applicable governmental authorities.  Upon Grantee’s request, provided that Grantee has a reasonable basis for believing that there are hazardous Substances on the Premises in violation of applicable law, Grantor will promptly obtain, at Grantor’s expense, and deliver to Grantee an environmental inspection report or update of a previous report, in form acceptable to Grantee, prepared by a competent and reputable environmental engineer reasonably satisfactory to Grantee.  As used herein, the term “Hazardous Substance” includes, without limitation, any asbestos, urea formaldehyde foam insulation, explosive, radioactive material, hazardous material, hazardous waste, hazardous or toxic substance, or related or unrelated substance or material which is defined, regulated, controlled, limited or prohibited in or by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (“RCRA”) (42 U.S.C. § 6901, et seq.), the Clean Water Act (33 U.S.C. § 1251, et seq.), the Clean Air Act (42 U.S.C. § 7401, et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601, et seq.), as any of the foregoing is now or hereafter amended, or in any other federal, state or local environmental law, ordinance, rule or regulation now or hereafter in effect.

6.                Environmental Indemnification Agreements.  The Grantor will indemnify and hold Grantee harmless from and against any and all loss, cost, damage, claim, liability and expense (including attorneys’ fees and litigation expenses) incurred by Grantee on account of breach by Grantor of any representation, warranty or covenant set forth in the previous paragraph, above, or Grantor’s failure to perform any covenant or obligation under the previous paragraph, or Grantor’s or the Premises’ failure to comply fully with all environmental laws and regulations, or any other matter related to environmental conditions on, under or affecting the Premises. Nothing contained in this Section 6 shall be construed to indemnify or hold harmless Grantee against liability for loss, cost, damage, claim, liability and expense to the extent caused by or resulting from the sole negligence or willful misconduct of Grantee, its agents or employees (“Lender Caused Damages”), which shall be deemed an exception to the indemnity and hold harmless provision contained above in this Section 4.03; provided, however, that such exception shall be strictly limited to the extent of Lender Caused Damages.  This paragraph shall survive payment of the Secured Indebtedness, termination of this Deed or any provisions hereof, and exercise by Grantee of the power of sale herein contained or the acquisition by Grantee of title to the Premises in lieu of foreclosure; provided, however, that this indemnity shall not apply to any violation or condition which arises due to acts or omissions of others, all of which occur after Grantor no longer owns any interest in and has no control or possession of the Premises.

7.                Leases and Assignment of Rents.  Grantor shall faithfully perform the covenants of Grantor as lessor under any present and future leases, affecting all or any portion of the Premises, and neither do nor neglect to do, nor permit to be done, anything which may cause the termination of said leases, or any of them, or which may diminish or impair their value, or the rents provided for therein, or the interest of Grantor or Grantee therein or thereunder.  Grantor, without first obtaining the written consent of Grantee thereto, shall not (a) assign the rents, or any part thereof, from the Premises; (b) consent to the cancellation or surrender of any lease of the Premises, or any part thereof, now existing or hereafter to be made; (c) modify any such lease so as to shorten the unexpired term thereof, or so as to decrease the amount of the rent payable thereunder; or (d) collect rents from the Premises for more than one month in advance.  Grantor shall procure and deliver to Grantee at the time of executing this Deed, or at any time within thirty (30) days after notice and demand, estoppel letters or certificates from each lessee, tenant or occupant in possession of the Premises, as required by, and in form and substance satisfactory to, Grantee; and deliver to Grantee a recorded assignment of all of the lessor’s interest in said leases, in form and substance satisfactory to Grantee (in addition to the conveyance hereunder), and proof of due service of copy of said assignment on each lessee, either personally or by prepaid registered mail, return receipt requested.

Grantor hereby absolutely assigns and transfers to Grantee all the rents, issues and profits of the Premises, and hereby gives to and confers upon Grantee the right, power and authority to collect such rents, issues and profits.  Upon the occurrence and during the continuance of an Event of default, Grantor irrevocably appoints Grantee its true and lawful attorney-in-fact, at the option of Grantee at any time and from time to time, to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, in the name of Grantor or Grantee, for all such rents, issues and profits and apply the same to the Secured Indebtedness.  Notwithstanding anything contained herein to the contrary, this assignment is intended and shall be construed to create, an absolute, present assignment from Grantor to Grantee.  The rents, issues and profits of the Premises are hereby assigned absolutely by Grantor to Grantee.  It is the further intent of Grantee and Grantor that the rents, issues and profits absolutely assigned are no longer, during the term of this Deed, property of Grantor or property of the estate of Grantor, as defined in 11 U.S.C. § 541, and shall not constitute collateral, cash or otherwise, of Grantor.

Although this assignment constitutes a present and current assignment of all rents, issues and profits of the Premises, so long as Grantor is not in default hereunder, Grantee shall not demand that such rents, issues and profits be paid directly to Grantee, and Grantor shall have a revocable license to collect, but no more than one (1) month prior to accrual, all such rents, issues, and profits from the Premises; provided that such revocable license shall ipso facto terminate without further action by Grantee and without notice to Grantor upon the occurrence of a Default.

8.                Contracts, Agreements, Etc.  As additional collateral and further security for the Secured Indebtedness, Grantor does hereby assign to Grantee Grantor’s interest in any and all construction contracts and other contracts, licenses and permits now or hereafter affecting the Premises or any part thereof, and Grantor agrees to execute and deliver to Grantee such additional instruments, in form and substance satisfactory to Grantee, as may hereafter be requested by Grantee to further evidence and confirm said assignment; provided, however, that acceptance of any such assignment shall not be construed as a consent by Grantee to any franchise agreement, management contract, construction contract or other contract, license or permit, or to impose upon Grantee any obligation with respect thereto.  Without first obtaining on each occasion the written approval of Grantee, Grantor shall not cancel or permit the cancellation of any such franchise agreement, management contract, construction contract or other contract, license or permit, or modify any of said instruments, or accept or permit to be made, any prepayment of any installment of fees thereunder.  Grantor shall faithfully keep and perform, or cause to be kept and performed, all of the covenants, conditions and agreements contained in each of said instruments now or hereafter existing on the part of Grantor to be kept and performed, and shall at all times do all things necessary to compel performance by each other party to said instruments of all obligations, covenants and agreements by such other party to be performed thereunder.

9.                Additional Documentation.  Grantor shall execute and deliver and pay the costs of preparation and recording thereof to Grantee and to any subsequent holder from time to time, upon demand, any further instrument or instruments, including, but not limited to, security deeds, security agreements, financing statements, assignments, and renewal and subscription notes and guaranties, so as to reaffirm, to correct and to perfect the evidence of the obligation hereby secured and the legal security title of Grantee to all or any part of the Premises intended to be hereby conveyed, whether now conveyed, later substituted for, or acquired subsequent to the date of this Deed and extensions or modifications thereof.  Upon any failure by Grantor so to do, Grantee may make, execute, record, file, re-record and/or refile any and all such instruments for and in the name of Grantor, and Grantor hereby irrevocably appoints Grantee the agent and attorney-in-fact of Grantor so to do.  The security title of this Deed and the security interest created hereby will automatically attach, without further act, to all after-acquired property attached to and used in the operation of the Premises or any part thereof.  Grantor, upon request, shall certify by a writing, duly acknowledged to Grantee or to any proposed assignee of this Deed, the amount of principal and interest then owing on the Secured Indebtedness and whether or not any offsets or defenses exist against the Secured Indebtedness, within six (6) days in case the request is made personally, or within ten (10) days after the mailing of such request, in case the request is made by mail.

10.              Condemnation.  In the event all or any material part of the Premises is taken by eminent domain by any public or quasi-public authority or corporation, or in the event all or any material portion of the Premises is purchased from Grantor under threat of such taking, then, at the option of Grantee, the Secured Indebtedness shall be due and payable, and all of the award of payment arising from said taking or purchase shall be paid to Grantee.  Grantee is authorized, at its option, to commence, appear in and prosecute, through counsel selected by Grantee, in its own name or in Grantee’s name, any action or proceeding relating to any condemnation, and to settle or compromise any claim in connection therewith.  Grantee shall have the right to retain said award or payment and apply same toward payment of Grantee’s expenses and then to the Secured Indebtedness, or to pay over said amount, in whole or in part (pursuant to a procedure satisfactory to Grantee), to Grantor, but Grantee shall not be obligated to see to the application of any amount paid over to Grantor.  If prior to the receipt by Grantee of such award or payment, the Premises shall have been sold on foreclosure of this Deed, Grantee shall have the right to receive said award or payment to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Deed shall have been sought or recovered or denied, and of its reasonable attorneys’ fees, and all costs and disbursements incurred by Grantee in connection with the collection of such award of payment.

11.              Financial Statements.  Grantor shall deliver to Grantee, (i) quarterly profit and loss statements in the form of its SEC filings; and (ii) quarterly status reports regarding its marketing efforts to sell the Premises.

12.              Security Agreement.  Grantor hereby grants to Grantee a security interest in the Improvements and Personal Property, including without limitations any and all property of similar type or kind hereafter located on or at the Property, for the purpose of securing the Secured Indebtedness.  Grantor warrants, represents and covenants that the Improvements and Personal Property are not used or bought for personal family or household purposes.  Notwithstanding anything contained herein to the contrary, all covenants and obligations of Grantor contained herein relating to the Premises shall be deemed to apply to the Improvements and Personal Property.  This Deed constitutes a Security Agreement as that term is used in the Uniform Commercial Code of Georgia.

13.              Default.  Upon the occurrence of any one of the following events (herein called an “Event of Default” or “Default”):

(i)         should Grantor fail to pay the Secured Indebtedness, or any part thereof within ten (10) days after notice from Grantee to Grantor of its failure to do so; provided, however, that Grantee shall not be required to send more than one (1) such notice for any six (6) month period and after such notice Grantor shall be in Default upon the failure to pay any monetary sum when due;

(ii)        should any representation or warranty of Grantor (Grantor and each person primarily or secondarily liable to Grantee for the Secured Indebtedness hereinafter referred to as an “Obligor”) herein contained, or contained in any instrument given by any Obligor to Grantee with respect to the Secured Indebtedness or the Premises, prove untrue, incomplete, or misleading in any material respect and any such failure shall remain unremedied for a period of thirty (30) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Grantor by Grantee; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure but cannot reasonably be cured within said thirty (30) day period, then Grantor shall have an additional thirty (30) day period to cure such failure and no Default shall be deemed to exist hereunder so long as (x) Grantor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting thirty (30) day period from the date of Grantee’s notice;

(iii)       should the Premises be subject to actual waste, or any part thereof be removed, demolished or materially altered so that the value of the Premises is reduced or demised in any manner whatsoever, except as otherwise provided in Section 10 herein;

(iv)       should any federal tax lien, execution, or claim of lien for labor or material be filed of record against any Obligor or the Premises, and not be removed or bonded over within thirty (30) days from the date of recording;

(v)        should any Obligor become insolvent, or should any Obligor make any assignment for the benefit of creditors, or should a receiver, liquidator or trustee of any Obligor or of any Obligor’s property be appointed, or should any voluntary petition for the bankruptcy, reorganization, or arrangement of any Obligor, pursuant to the Federal Bankruptcy Act or any similar statute, be filed, or should any proceeding be instituted against any Obligor alleging that any Obligor is insolvent or unable to pay such Obligor’s debts as they become due and such proceeding is not dismissed within ninety (90) days, or should any Obligor be adjudicated a bankrupt or insolvent, or should any Obligor, if a corporation, be liquidated or dissolved, or its charter expire or be revoked, or, if a partnership or business association, be dissolved or partitioned, or if a trust, be terminated or expire;

(vi)       should any Obligor fail to keep, observe, perform, carry out and execute in every particular the covenants, agreements, obligations and conditions set out in this Deed, or in the Note, or in any other Loan Document and any such failure shall remain unremedied for a period of thirty (30) days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Grantor by Grantee; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure but cannot reasonably be cured within said thirty (30) day period, then Grantor shall have an additional thirty (30) day period to cure such failure and no Default shall be deemed to exist hereunder so long as (x) Grantor commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting thirty (30) day period from the date of Grantee’s notice;

(vii)      should any event occur under any instrument, deed or agreement, given or made by any Obligor to or with Grantee, which would authorize the acceleration of any debt owed by such Obligor to Grantee; or

(viii)     should Grantor sell or transfer the Premises or any portion thereof or any interest therein, without Grantee’s prior written consent, which consent shall be granted or denied by Grantee in its sole and absolute discretion.

(ix)       should Grantor transfer or encumber the Premises or any portion thereof, including the granting of any subordinate security deeds or mortgages, without Grantee’s prior written consent, which consent shall be granted or denied by Grantee in its sole and absolute discretion.

then and thereupon:

(i)         Grantee may, at its option, declare the entire Secured Indebtedness immediately due and payable without notice or demand, time being of the essence of this Deed; and no omission on the part of the Grantee to exercise such option when entitled to do so shall be construed as a waiver of such right.

(ii)        Grantee may take possession of the Premises without the appointment of a receiver, or an application therefor, employ a managing agent of the Premises and let the same, either in its own name, or in the name of Grantor, and give notice to any lessees or tenants under any existing leases affecting the Premises to make all future payments directly to Grantee or its order and to attorn to Grantee or its order as lessor or landlord, and receive the rents, incomes, issues and profits of the Premises and apply the same, after payment of all reasonable charges and expenses, on account of the Secured Indebtedness.  Anything in this subparagraph (ii) to the contrary notwithstanding, Grantee shall not be obligated to discharge or perform the duties of a landlord to any tenant or incur any liability as the result of any exercise by Grantee of its rights under this Deed, and Grantee shall be liable to account only for the rents actually received by Grantee.  In the event that all such interest, deposits and principal installments and other sums due under any of the terms, covenants, conditions and agreements of this Deed shall be paid and all Defaults shall be cured, and as a result thereof Grantee surrenders possession of the Premises to Grantor, the same right of taking possession shall continue to exist if any subsequent Default shall occur;

(iii)       Grantee may pay any sums in any form or any manner deemed expedient by Grantee to protect the security of this instrument or to cure any Event of Default other than payment of interest or principal on the Secured Indebtedness; make any payment hereby authorized to be made according to any bill, statement or estimate furnished or procured from the appropriate public officer or the party claiming payment without inquiry into the accuracy or validity thereof, and the receipt of any such public officer or party in the hands of Grantee shall be conclusive evidence of the validity and amount of items so paid, in which event the amount so paid, with interest thereon from the date of such payment at the rate provided in the Note, shall be added to and become a part of the Secured Indebtedness and be immediately due and payable to Grantee; and Grantee shall be subrogated to any encumbrance, lien, claim or demand, and to all the rights and securities for the payment thereof, paid or discharged with the principal sum secured hereby or by Grantee under the provisions hereof, and any such subrogation rights shall be additional and cumulative security to this Deed;

(iv)       Grantee may, at its option, declare the entire Secured Indebtedness immediately due, payable and collectible, without notice to Grantor, regardless of maturity, and thereupon, Grantee may sell and dispose of the Premises at public auction, at the usual place for conducting sales at the courthouse in the county where the Premises or any part thereof may be, to the highest bidder for cash, in order to pay the Secured Indebtedness, and all expenses of sale and of all proceedings in connection therewith, including reasonable attorneys’ fees and expenses actually incurred, first advertising the time, terms and place of such sale by publishing a notice thereof once a week for four consecutive weeks immediately proceeding such sale (but without regard to the number of days) in a newspaper in which sheriff’s advertisements are published in said county, and Grantee may thereupon execute and deliver to the purchaser at said sale a sufficient conveyance of the Premises in fee simple, which conveyance may contain recitals as to the happening of the Default upon which the execution of the power of sale, herein granted, depends, and said recitals shall be presumptive evidence that all preliminary acts prerequisite to said sale and deed were in all things duly complied with; and Grantee may bid and purchase at such sale and shall be entitled to apply all or any part of the Secured Indebtedness as a credit to the purchase price; and Grantor hereby constitutes and appoints Grantee, agent or attorney-in-fact to make such recitals, sale and conveyance, and all of the acts of such attorney-in-fact are hereby ratified, and Grantor agrees that such recital shall be binding and conclusive upon Grantor and that the conveyance to be made by Grantee (and in the event of a deed in lieu of foreclosure, then as to such conveyance), shall be effectual to bar all right, title and interest, equity of redemption, including all statutory redemption, homestead, dower, courtesy and all other exemptions of Grantor, or its successors in interest, in and to said Premises; and in the event of such a foreclosure sale, the proceeds of such sale shall be applied, in whatever order Grantee in its sole discretion may decide, to the outstanding principal amount of the Secured Indebtedness, and interest then due thereon, and all amounts advanced by Grantee for taxes, assessments, fire insurance premiums and other charges, with interest thereon at the rate provided in the Note from date of payment, together with all costs and charges for advertising and commissions for selling the Premises, and  reasonable attorneys’ fees, and Grantee will pay over any surplus in accordance with applicable law (in the event of deficiency Grantor shall immediately on demand from Grantee pay over to Grantee such deficiency); and Grantor agrees that possession of the Premises during the existence of the Secured Indebtedness by Grantor, or any person claiming under Grantor, shall be that of tenant under Grantee, or its assigns, and in case of a sale, as herein provided, Grantor or any person in possession under Grantor shall then become and be tenants holding over; and shall forthwith deliver possession to the purchaser at such sale, or be summarily disposed in accordance with the provisions of law applicable to tenants holding over; the power and agency hereby granted are coupled with an interest and are irrevocable by death or otherwise, and are in addition to any and all other remedies which Grantee may have at law or in equity; and

(v)        Grantee, in any action to foreclose this Deed, or upon any Event of Default, may apply for the appointment of a receiver of the rents, profits and other income of the Premises without notice, and shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due the Grantee, or the solvency of any person or corporation liable for the payment of such amounts.  The receiver shall have all of the rights and powers permitted under the laws of the State of Georgia.  Grantor will pay to the Grantee upon demand all expenses, including receiver’s fees, attorneys’ fees, costs and agent’s compensation, incurred pursuant to the provisions of this paragraph, and all such amounts paid by Grantee shall be added to the Secured Indebtedness and shall be secured by this Deed.

In case of any sale under this Deed by virtue of the exercise of the power herein granted, or pursuant to any order in any judicial proceedings or otherwise, the Premises or any part thereof may be sold in one parcel and as entirety, or in such parcels, manner or order as Grantee in its sole discretion may elect, and one or more exercises of the powers herein granted shall not extinguish or exhaust the power unless and until the entire Premises are sold or the Secured Indebtedness is paid in full.  If Grantee so elects, Grantee may sell the personal property covered by this Deed in one or more separate sales in any manner permitted by the Uniform Commercial Code of the State of Georgia, and one or more exercises of the powers herein granted shall not extinguish or exhaust such powers, until the entire Premises are sold or the Secured Indebtedness is paid in full.  If the Secured Indebtedness is now or hereafter further secured by any chattel mortgages, pledges, contracts of guaranty, assignments of lease or other security instruments, Grantee may, at its option, exhaust the remedies granted under any of said security instruments either concurrently or independently, and in such order as Grantee may determine.

If a Default shall have occurred, Grantee may, in addition to and not in abrogation of the rights covered under this Paragraph 13, either with or without entry or taking possession as herein provided or otherwise, proceed by a suit or suits in law or in equity or by any other appropriate proceedings or remedy (i) to enforce payment of the Note or the performance of any item, covenant, condition or agreement of this Deed or any other right; and (ii) to pursue any other remedy available to it, all as Grantee, at its sole discretion, shall elect.

14.              Waiver of Homestead; Time of the Essence.  Grantor hereby waives and renounces all homestead and exemption rights provided for by the Constitution and Laws of the United States or the State of Georgia, in and to the Premises as against the collection of the Secured Indebtedness, or any part thereof; and Grantor agrees that where, by the terms of this Deed, the Note, or any of the Loan Documents, a day is named or a time fixed for the payment of any sum of money or the performance of any agreement, the time stated enters into the consideration and is of the essence of the whole contract.

15.              Grantee’s Right to Sue.  Grantee shall have the right from time to time to sue to protect its interest in the Premises and to sue for any sums, whether interest, principal or any installment of either or both, taxes, penalties, or any other sums required to be paid under the terms of this Deed or any of the Loan Documents, as the same become due, without regard to whether or not all of the Secured Indebtedness shall be due on demand, and without prejudice to the right of Grantee thereafter to enforce any appropriate remedy against Grantor, including an action of foreclosure, or any other action, for a Default or Defaults by Grantor existing at the time such earlier action was commenced.

Grantor will pay or reimburse Grantee, upon demand therefor, for all reasonable and actual attorneys’ fees and all actual and direct costs and expenses incurred by Grantee in any suit, action, legal proceeding or dispute of any kind in which Grantee is made a party or appears as party plaintiff or defendant, affecting the Secured Indebtedness, this Deed or the interest created herein, or the Premises, including, but not limited to, the exercise of the power of sale contained in this Deed, any condemnation action involving the Premises or any action to protect the security hereof, and such amounts paid by Grantee shall be added to the Secured Indebtedness and shall be secured by this Deed; provided, however, that nothing contained herein shall obligate Grantor to bear the legal or other expenses of Grantee in litigation between Grantor and Grantee in which the Grantor prevails.  Whenever reference is made to the payment of “attorneys’ fees,” “reasonable attorneys’ fees” or words of similar import in this Deed or any of the other Loan Documents, the same shall mean and refer to the payment of actual attorneys’ fees incurred based upon the attorney’s normal hourly rate and the number of hours worked, and not the statutory attorneys’ fees defined in O.C.G.A. Section 13-1-11.

16.              Waiver of Appraisement, Valuation, Etc.  Grantor agrees, to the full extent permitted by law, that in case of a default on the part of Grantor hereunder, neither Grantor nor anyone claiming through or under Grantor will set up, claim or seek to take advantage of any moratorium, reinstatement, forbearance, appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed, or the absolute sale of the Premises, or the delivery of possession thereof immediately after such sale to the purchaser at such sale, and Grantor, for itself and all who may at any time claim through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any and all right to have the asset subject to the security interest of this Deed marshaled upon any foreclosure or sale under power herein granted.

17.              Leases.  Grantee, at its option, is authorized to foreclose this Deed subject to the rights of any tenants of the Premises, and the failure to make any such tenants parties to any such foreclosure proceedings and to foreclose their rights will not be, nor be asserted to be by Grantor, a defense to any proceeding instituted by Grantee to collect the Secured Indebtedness.

18.              Discontinuance of Proceedings.  In case Grantee shall have proceeded to enforce any right, power or remedy under this Deed by foreclosure, entry or otherwise or in the event Grantee commences advertising of the intended exercise of the sale under power provided hereunder and such proceeding or advertisement shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adversely to Grantee, then in every such case (i) Grantor and Grantee shall be restored to their former positions and rights; (ii) all rights, power and remedies of Grantee shall continue as if no such proceeding had been taken; (iii) each and every Default declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment that has not been cured shall and shall be deemed to be a continuing Default; and (iv) neither this Deed, nor the Note, nor the Secured Indebtedness, nor any other instrument concerned therewith, shall be or shall be deemed to have been reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and Grantor hereby expressly waives the benefit of any statue or rule of law now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the above.

19.              Rights Cumulative.  The rights of Grantee, granted and arising under the clauses and covenants contained in this Deed, the Note, and the other Loan Documents shall be separate, distinct and cumulative of their powers and rights herein granted and all other rights which Grantee may have in law or equity, and none of them shall be in exclusion of the others, and all of them are cumulative to the remedies for collection of indebtedness, enforcement of rights under security deeds, and preservation of security as provided at law.  No act of Grantee shall be construed as an election to proceed under any one provision herein or under the Note or any of the Loan Documents to the exclusion of any other provision, or an election of remedies to the bar of any other remedy allowed at law or in equity, anything herein or otherwise to the contrary notwithstanding.

20.              Notice.  Any and all notices, elections or demands permitted or required to be given under this Deed shall be in writing, signed by or on behalf of the party giving such notice, election or demand, and shall be deemed to have been properly given and shall be effective upon being personally delivered or one (1) day after being deposited with an overnight commercial delivery service requiring proof of delivery, to the other party at the address of such other party set forth below or at such other address within the continental United States as such other party may designate by notice, specifically designated as a notice of change of address and given in accordance herewith.  Personal delivery to a party or to any officer, partner, agent or employee of such party at said address shall constitute receipt.  Rejection or other refusal to accept or inability to deliver because of changed address of which no notice has been received shall also constitute receipt.  Any such notice, election, demand, request or response, if given to Grantor, shall be addressed as follows:

ROBERTS PROPERTIES RESIDENTIAL, L.P

450 Northridge Parkway, Suite 302

Atlanta, Georgia  30350

Attn:  Mr. Charles S. Roberts

and if given to Grantee shall be addressed as follows:

NORTH SPRINGS FINANCIAL, LLC

3200 Cobb Galleria Parkway

Suite 150

Atlanta, Georgia 30339

Attn: Mr. Dror Bezalel

21.              No Waiver.  Any indulgence or departure at any time by the Grantee from any of the provisions hereof, or of any obligation hereby secured, shall not modify the same or relate to the future or waive future compliance therewith by the Grantor.

22.              Definitions.  The words “Grantor” and “Grantee” whenever used herein shall include individuals, corporations and any and all other persons or entities, and the respective heirs, executors, administrators, successors and assigns of the parties hereto, and all those holding under either of them, and the pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the word “Note” shall also include one or more notes or guaranties and the grammatical construction of sentences shall conform thereto.  If more than one party shall execute this Deed, the term “Grantor” shall mean all parties signing, and each of them, all of whom shall be jointly and severally liable hereunder, and each agreement, obligation and Secured Indebtedness of Grantor shall be and mean the several as well as joint under taking of each of them.

23.              Severability.  The parties agree that the provisions of this Deed are severable, and in the event any clause, phrase, sentence or paragraph shall be declared by a court of competent jurisdiction to be invalid or unenforceable, then the parties declare that the remaining clauses, phrases, sentences and paragraphs of this Deed shall remain in full force and effect.

24.              Waiver of Grantor’s Rights.  BY EXECUTING THIS INSTRUMENT AND BY INITIALING THIS PARAGRAPH 24, GRANTOR EXPRESSLY ACKNOWLEDGES THAT UPON GRANTOR’S DEFAULT HEREUNDER, GRANTEE IS GIVEN THE RIGHT TO ACCELERATE THE DEBT SECURED HEREBY AND TO SELL THE PROPERTY CONVEYED HEREBY AT PUBLIC

AUCTION PURSUANT TO THE POWER OF SALE CONTAINED HEREIN, AND GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHTS TO NOTICE AND HEARING BEFORE SUCH SALE UNDER POWER BY GRANTEE, OTHER THAN AS PROVIDED HEREIN.  GRANTOR MAKES THIS WAIVER KNOWINGLY, INTELLIGENTLY AND VOLUNTARILY, AFTER HAVING BEEN GIVEN FULL EXPLANATION OF GRANTEE’S RIGHTS HEREUNDER PLUS THE OPPORTUNITY TO CONSULT AN ATTORNEY OF GRANTOR’S OWN CHOOSING BEFORE EXECUTING THIS INSTRUMENT AND INITIALING THIS PARAGRAPH.

Approved by Grantor	/s/ Charles S. Roberts	[Initials]

25.              Indemnity.  Grantor shall protect, indemnify and save harmless Grantee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including attorneys’ fees and expenses) imposed upon or incurred by Grantee by reason of (a)  any default by Grantor under this Deed, the Note, or any other Loan Documents, or (B) failure to pay recording, mortgage, intangibles or similar taxes, fees or charges relating to the indebtedness evidenced by the Note or any one or more of the Loan Documents, or (c) the Loan Documents or any claim or demand whatsoever which may be asserted by reason of any alleged action, obligation or undertaking to be performed or discharged by Grantee pursuant to this Deed or any other document evidencing, securing, or in any way relating to the Secured Indebtedness or pursuant to any matter contemplated in the Loan Documents.  In the event Grantee incurs any liability, loss or damage by reason of the foregoing, or in the defense of any claim or demand arising out of or in connection with the foregoing, the amounts of such liability, loss or damage shall be added to the Secured Indebtedness, shall bear interest at the interest rate specified in the Note from the date incurred until paid and shall be payable on demand.  Nothing contained in this Section 25 shall be construed to indemnify or hold harmless Lender against liability for loss, cost, damage, claim, liability and expense to the extent caused by or resulting from the sole negligence or willful misconduct of Grantee, its agents or employees (“Lender Caused Damages”), which shall be deemed an exception to the indemnity and hold harmless provision contained above in this Section 25; provided, however, that such exception shall be strictly limited to the extent of Lender Caused Damages.

26.              Limit of Validity.  If from any circumstances whatsoever, fulfillment of any provision of this Deed or the Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity presently prescribed by any applicable usury statue or any other applicable law, with regard to obligations of like character or amount, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, so that in no event shall any exaction be possible under this Deed or under the Note that is in excess of the current limit of such validity, but such obligation shall be fulfilled to the limit of such validity.  The provisions of this Paragraph 26 shall control every other provision of this Deed and of the Note.

27.              Proof of Claim.  In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Grantor, its creditors or its property, Grantee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Grantee allowed in such proceeding for the entire amount of the Secured Indebtedness at the date of the institution of such proceedings and for any additional amount of the Secured Indebtedness after such date.

28.              Applicable Law.  This deed shall be interpreted, construed and enforced according to the laws of the United States and of the State of Georgia without giving effect to such state’s conflict of laws principles.

[Signatures commence on next page]

IN WITNESS WHEREOF, this Deed has been duly executed and sealed by Grantor the day and year first above written.

Sworn to and subscribed before me this 18th day of July, 2013.	GRANTOR:

ROBERTS PROPERTIES RESIDENTIAL, L.P.,
/s/ Miriam J DeBevc	a Georgia limited partnership
Witness
BY: ROBERTS REALTY INVESTORS, INC.,
/s/ Carly Beth Underwood (Seal)	a Georgia corporation, its sole General Partner
Notary Public
My Commission expires: 7/8/16
	BY:	/s/ Charles S. Roberts
[Notary Seal]		Charles S. Roberts, President

[CORPORATE SEAL]

EXHIBIT A

(Legal Description)

EXHIBIT B

1.             General and special taxes and assessments for the year 2013 and subsequent years, not yet due and payable.

2.             Easement contained in Right of Way Deed from Mrs. Crissey, J.H.S. Johnson, John W. Eaves and Ralph H. Howard to Fulton County, dated October 7, 1963, filed April 13, 1964, recorded in Deed Book 4219, page 572, Fulton County, Georgia records.

3.             Easement contained in Right of Way Deed from Edwin M. Crissey, et al. to Fulton County, dated February 22, 1964, filed November 27, 1964, recorded in Deed Book 4336, page 170, aforesaid records.

4.             Easement from Edwin M. Crissey to Georgia Power Company, dated July 9, 1969, recorded in Deed Book 5101, page 224, aforesaid records.

5.             Sanitary sewer and drainage easement areas as shown on plat of Property of John E. Didicher and Betty J. Didicher, filed December 19, 1978, recorded in Plat Book 114, page 66, aforesaid records.

6.             Rights of others in and to the drainage ditch located in the northwesterly portion of the subject property.

7.             All matters disclosed by plat of ALTA/ACSM Land Title Survey for Roberts Properties Peachtree Dunwoody, LLC, Compass Bank and Commonwealth Land Title Insurance Company prepared by Rochester & Associates, Inc., bearing the seal and certification of James C. Jones, Georgia Registered Land Surveyor No. 2298, dated August 10, 1998, last revised August 23, 1999 and all matters subsequent to August 23, 1999 which would be disclosed by an accurate and current survey and inspection of the real property shown on said survey.

8.             All matters disclosed on that certain Survey for Roberts Properties Peachtree Dunwoody, LLC, Compass Bank and Commonwealth Land Title Insurance Company prepared by James C. Jones, Georgia Registered Land Surveyor No. 2298 of Rochester & Associates, Inc., dated June 5, 2001, last revised February 26, 2002 and all matters subsequent to February 26, 2002 which would be disclosed by an accurate and current survey and inspection of the real property shown on said survey.

9.             Unrecorded Residential Lease between Kim Lucey, Robin Lucey and Janelle Joyce, as Tenants, and Roberts Properties Peachtree Dunwoody, LLC, as Landlord, dated September 29, 2004.

10.          Restrictive Covenant by Roberts Properties Peachtree Dunwoody, LLC, dated January 3, 2005, filed January 18, 2005, recorded in Deed Book 39224, page 418, aforesaid records.